Exhibit 99.1

International Star Inc. Announces Outcome Of ILST Shareholders Meeting

For Immediate Release

MOUNT PLEASANT, TX/EWORLDWIRE/Dec. 7, 2006 --- International Star Inc. (OTCBB: ILST) announces the seating of the new International Star, Inc. Board of Directors for 2007. At the scheduled ILST Annual Shareholders Meeting held December 1, 2006, incumbent directors, Virginia K. Shehee, Denny Cashatt, and Joe Therrell, Jr. were once again voted onto the Board of Directors of International Star, Inc., along with recently appointed Directors, Robert M. Glover and John Tuma. Also at the meeting, shareholders voted to adopt the Incentive Stock Option Program, and to continue using the services of Madsen Bros CPA, Inc. as our external auditors.

During the meeting, the ILST shareholders in attendance, along with the sitting Board of Directors were given a detailed accounting of what has transpired in ISTAR during 2006 from President and CEO, Denny Cashatt. Mr. Cashatt discussed some of the individuals and companies that have entered into talks with ISTAR during the year and what the outcome of those discussions had been. Mr. Cashatt also discussed ISTAR’s plan’s to purchase property to build a production facility and to bring the existing Detrital Wash and Wikieup properties into production.

Robert M. Glover also addressed shareholders and discussed the testing procedures now available to ISTAR. Mr. Glover stated, “We along with International Star have gone through many testing procedures to fine tune the procedure best suited for the ore bodies on Detrital Wash and Wikieup. The tests have been tried and proven on not only our ore, but also outside ore that we have at our disposal.” Mr. Glover added that ISTAR planned to build a production facility and begin extracting precious minerals from ore on its properties as well as from ore owned by third parties.

Shareholders in attendance were offered a lengthy question and answer period where discussion topics included the Star-Resolve joint venture, ISTAR press releases, ILST’s capitalization, and the planned processing facility. Following the Shareholder Meeting, shareholders asked stated they were happy with the information shared during the meeting.

About International Star, Inc.

International Star, Inc. (OTCBB: ILST) is in the process of moving its corporate office to a location that will put the company in the best possible position to move towards processing the ore from the Detrital Wash and Wikieup properties along with ore from other sources. Currently International Star, Inc is temporarily headquartered in Mount Pleasant, Tex. You may communicate directly with any member or members of our Board of Directors by sending the communication to International Star, Inc., at 301 Alexander Road, Mount Pleasant, Texas 75455 or emailing at ir@istarnevada.com, to the attention of our Board of Directors, generally, or directed to the specific Director or Directors with whom you wish to communicate. We relay communications addressed in this manner as appropriate. Communications addressed simply to our Board of Directors are relayed to our Chairman of the Board for handling.

International Star, Inc is an exploration stage company with no reserves or mining operations. Since 1998 it has been embarked on the acquisition of mineral claims, principally in Mohave County, Arizona. Currently International Star is focusing on the exploration of its Detrital Wash property, located near Marker 22 in Mohave County.

More information about International Star can be obtained by contacting Dottie Wommack by e-mail at ir@istarnevada.com or visiting our Web site at www.istarnevada.com.

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company’s operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company’s dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “could,” “intend,” “expects,” “plan,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

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CONTACT:
Dottie Wommack
International Star, Inc.
301 Alexander Road
Mount Pleasant, TX 75455
PHONE. 903-563-3030

SOURCE: International Star, Inc.